UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

AFC GAMMA, INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

Pursuant to the terms of the underwriting agreement, dated as of June 23, 2021, by and among AFC Gamma, Inc. (the “Company”), AFC Management, LLC, and Jefferies LLC, Cowen and Company, LLC, and JMP Securities LLC for themselves and as representatives of the underwriters named in Schedule A thereto (collectively, the “Underwriters”), the Underwriters were granted an over-allotment option to purchase up to an additional 412,500 shares of the Company’s common stock (the “Optional Shares”) in connection with the Company’s previously announced public offering of 2,750,000 shares of common stock. On July 1, 2021, the Underwriters partially exercised such option with respect to 269,650 Optional Shares. The Company completed the sale of the Optional Shares on July 6, 2021.

After giving effect to the partial exercise of the over-allotment option, the total number of shares sold by the Company in the public offering was 3,019,650 shares and total gross proceeds, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, were approximately $61.9 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2021	AFC GAMMA, INC.

	By:	/s/ Thomas Geoffroy
Thomas Geoffroy
Chief Financial Officer and Treasurer